EXHIBIT 99.1

Tenax Therapeutics Announces Oversubscribed $100 Million Private Placement

CHAPEL HILL, NC, August 6, 2024 - Tenax Therapeutics, Inc. (Nasdaq: TENX) (the “Company” or “Tenax Therapeutics”), a Phase 3, development-stage pharmaceutical company focused on identifying, developing and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need, today announced that it has entered into a securities purchase agreement for an oversubscribed private placement financing that is expected to result in total gross proceeds of approximately $100 million to the Company, before deducting placement agent fees and other private placement expenses.

The private placement was led by new investor BVF Partners LP, with participation from other new investors, including Venrock Healthcare Capital Partners, Vivo Capital, Janus Henderson Investors, a large investment management firm, Vestal Point Capital, Velan Capital, ADAR1 Capital Management, LLC, Stonepine Capital Management, and Sphera Biotech.

The private placement will be for an aggregate of 1,450,661 shares of the Company’s common stock and pre-funded warrants to purchase an aggregate of 31,882,671 shares of common stock, along with accompanying warrants to purchase an aggregate of 16,666,666 shares of common stock (or, in lieu thereof, additional pre-funded warrants). The purchase price for each share of common stock and accompanying warrant is $3.00, with the accompanying warrant having an exercise price of $4.50 (provided, the purchase price for each pre-funded warrant and accompanying warrant is $2.99, with the pre-funded warrants having an exercise price of $0.01). The pre-funded warrants are exercisable at any time after their original issuance and will not expire. The accompanying warrants are immediately exercisable and expire upon the earlier of (i) 30 trading days following the date of the Company’s initial public announcement of topline data from its Phase 3 LEVEL trial (LEVosimendan to Improve Exercise Limitation in PH-HFpEF Patients); (ii) upon the exercise of the holder’s pre-funded warrant issued in this private placement, if such exercise is prior to the topline data announcement; and (iii) five years from the date of closing of this private placement. The private placement is expected to close on August 8, 2024, subject to the satisfaction of customary closing conditions.

Leerink Partners is acting as the lead placement agent for the private placement and is joined by Guggenheim Securities and William Blair as joint placement agents. ROTH Capital Partners is acting as financial advisor to the Company.

The Company intends to use the net proceeds from the private placement to complete its ongoing Phase 3 LEVEL trial, to initiate all sites and advance enrollment in a second planned Phase 3 trial of oral levosimendan, and for working capital, capital expenditures, and other general corporate purposes. The proceeds from the private placement, combined with the Company’s current cash and cash equivalents, are expected to fund the Company’s operations through the end of 2027.

The securities to be issued in connection with the private placement described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and have not been registered under the Securities Act, or any state or other applicable jurisdictions’ securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Tenax Therapeutics has agreed to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon the exercise of the pre-funded warrants and accompanying warrants issued in the private placement, no later than 30 days after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

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About Tenax Therapeutics

Tenax Therapeutics is a Phase 3, development-stage pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. The Company owns global rights to develop and commercialize levosimendan, which it has prioritized in the near term. Tenax Therapeutics also may resume developing its unique oral formulation of imatinib.

Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These forward-looking statements may include information concerning possible or projected future business operations. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks associated with market conditions and the satisfaction of closing conditions related to the private placement; the use of proceeds from this private placement and the Company’s existing cash and cash equivalents, the Company’s cash runway with the net proceeds from this offering, and risks associated with the Company’s cash needs; and risks and uncertainties associated with the Company’s business and finances in general; and other risks and uncertainties set forth from time to time in the Company’s SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contacts

Investor Contact:

John Fraunces

Managing Director

LifeSci Advisors, LLC

jfraunces@lifesciadvisors.com

C: 917-355-2395, or

Brian Mullen

LifeSci Advisors, LLC

bmullen@lifesciadvisors.com

C: 203-461-1175

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